UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware	001-34554	26-4772533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2260 East Imperial Highway,
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 964-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In accordance with the Agreement and Plan of Merger, dated as of May 18, 2014, by and among DIRECTV, AT&T Inc. (“AT&T”) and Steam Merger Sub LLC (the “Merger Agreement”), each of AT&T and DIRECTV elected to further extend the “Termination Date” of the Merger Agreement for a short period of time to facilitate obtaining final regulatory approval required to close the merger. DIRECTV expects that the merger will be consummated shortly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV

By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and
General Counsel

Date:  June 29, 2015